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                                                                   EXHIBIT 4(vi)

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of the 6th day of June, 2003 (this "Amendment"), is by and among MARKEL CORPORATION, a Virginia corporation formerly known as Markel Holdings, Inc. and successor-in-interest to Markel North America, Inc. ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank (the "Agent").

                                    RECITALS

     A. Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as four times amended by Amendments, dated February 4, 2000, March 17, 2000, August 3, 2000 and March 23, 2001, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. Holdings, the Agent and the Lenders have agreed to make certain amendments to the Credit Agreement set forth herein in accordance with the terms hereof.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

     1.1 Applicable Margin Percentage. The following sentence is added to the end of the next to last paragraph of the definition of "Applicable Margin Percentage": "Notwithstanding anything in this definition to the contrary, if Holdings does not maintain a corporate unsecured debt rating with any of the Rating Agencies (for any reason other than such Rating Agency is no longer in the business of rating corporate debt obligations), then, for purposes of this definition of "Applicable Margin Percentage" only, such Rating Agency shall be deemed to have assigned an unsecured debt rating to Holdings equal to the ratings on Level V of the matrix above."

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     1.2  Financial-Strength Ratings. Section 7.9 of the Credit Agreement is
hereby amended and restated as follows:

          Section 7.9 Minimum Financial-Strength Ratings. The Parent will cause each of Essex Insurance Company, Evanston Insurance Company, Markel American Insurance Company and Markel Insurance Company to maintain an individual financial-strength rating with at least two of Standard & Poor's, Fitch, A.M. Best and Moody's (or, in the alternative, be part of a group that maintains a group financial-strength rating with at least two of the foregoing rating agencies) that is A- or higher (or the ratings equivalent thereof).

     1.3 Effective Date. The amendments referenced herein shall be effective as of May 9, 2003.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                  ARTICLE III

                                 ACKNOWLEDGEMENT

     Holdings hereby acknowledges that on account of the merger between itself and Markel North America, Inc. (which formerly was known as Markel Corporation and the "Borrower" under the Credit Agreement) in which Holdings was the surviving entity, Holdings has assumed all obligations of the Borrower under the Credit Agreement, and that references to the "Borrower" and to the "Parent" in the Credit Documents with respect to any period after the effective date of such merger shall refer to Holdings.

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                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     4.3 Fees; Expenses. Holdings agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     4.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     4.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     4.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     4.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                          MARKEL CORPORATION


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Agent and as a Lender


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          BANK ONE, NA


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          BARCLAYS BANK PLC


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                       4

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                                          THE CHASE MANHATTAN BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          CREDIT LYONNAIS NEW YORK BRANCH


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          SUNTRUST BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          FLEET NATIONAL BANK


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          THE NORTHERN TRUST COMPANY


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

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